                    FACE OF FLOATING RATE MEDIUM-TERM NOTE

      [The following legend is for inclusion only in Book-Entry Securities -- Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]
                      SOUTHERN CALIFORNIA GAS COMPANY
                               MEDIUM-TERM NOTE
                                (FLOATING RATE)

REGISTERED                  CUSIP NO.             PRINCIPAL AMOUNT
No. FLR                                           $
                                                  (Minimum Denomination $1,000)


     Original Issue Date:                Interest Payment Dates:

     Stated Maturity:                    Interest Payment Period:

     Base Rate(s):                       Initial Interest Reset Date:
     If LIBOR:
     [  ] LIBOR Telerate
     [  ] LIBOR Reuters                  Interest Reset Dates:
            Index Currency: ___________

     Initial Interest Rate:              Interest Rate Reset Period:

     Index Maturity:                     Initial Redemption Date:
                                         Initial Redemption
                                         Percentage:
     Spread (Plus or Minus):             Annual Redemption Percentage
     Spread Multiplier:                  Reduction:

     Maximum Interest Rate:              Optional Repayment Date(s):

     Minimum Interest Rate:

ADDENDUM ATTACHED:      DAY COUNT CONVENTION:          Calculation Agent:
[  ] YES                [  ] Actual/360 for            [  ] Citibank, N.A.
[  ] NO                      the period                [  ] Other:
                             from       to
                        [  ] Actual/Actual
                             for the period            ORIGINAL ISSUE DISCOUNT:
                             from       to             [  ] Yes    [  ] No
                        [  ] 30/360 for                Total Amount of OID:
                             the period                Yield to Maturity:
                             from       to             Initial Accrual Period:

OTHER PROVISIONS:


 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION:
This is one of the Securities
of the series designated
herein referred to in
the within-mentioned Indenture.

CITIBANK, N.A.,
  as Trustee

By: ______________________
     Authorized Signatory

      SOUTHERN CALIFORNIA GAS COMPANY, a California corporation (the
"Company", which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of
                                                                    DOLLARS on
the Stated Maturity specified above (except to the extent redeemed or repaid prior to such Stated Maturity) and to pay interest thereon at a rate per annum equal to the Initial Interest Rate specified above until the Initial Interest Reset Date specified above and thereafter at a rate per annum determined in accordance with the provisions on the reverse hereof and any Addendum relating hereto, depending upon the Base Rate or the lowest of two or more Base Rates specified above, in each case (i) plus or minus the Spread, if any, or (ii) multiplied by the Spread Multiplier, if any, specified above until the principal hereof is paid or duly made available for payment.

      The Company will pay interest as shown above under Interest Payment Period on each Interest Payment Date shown above in each year, commencing with the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Stated Maturity and any earlier Redemption Date (as defined on the reverse hereof) or Optional Repayment Date specified above with respect to which such redemption or repayment option has been exercised (each such Stated Maturity, each such Redemption Date and Optional Repayment Date with respect to which such redemption or repayment option has been exercised, and the date on which principal or an installment of principal is due and payable by declaration of acceleration or otherwise pursuant to the Indenture referred to on the reverse hereof, being referred to hereinafter as a "Maturity" with respect to principal payable on such date); PROVIDED, HOWEVER, that if the Original
Issue Date occurs between a Regular Record Date (as defined below) and the next succeeding Interest Payment Date, interest payments will commence on the Interest Payment Date following the next succeeding Regular Record Date to the Holder of this Note at the close of business on such next succeeding Regular Record Date; and PROVIDED, FURTHER, that if an Interest Payment Date would fall on a day that is not a Business Day (as defined below), such Interest Payment Date shall be the next succeeding day which is a Business Day, except that in the case of a Note for which LIBOR is the Base Rate or a Base Rate, as indicated above, if such next succeeding Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the next preceding day that is a Business Day. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the 15th calendar day (whether or not a Business Day) immediately preceding such Interest Payment Date (a "Regular Record Date"); PROVIDED, HOWEVER, that interest payable at any Maturity will be payable to the Person to whom the principal hereof shall be payable. Any such interest not so punctually paid or duly provided for on any Interest Payment Date will forthwith cease to be payable to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the relevant Regular Record Date and may either be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest or be paid in any lawful manner not inconsistent with the requirements of any securities exchange such securities are listed, all on the terms and subject to the conditions set forth in the Indenture. If any Maturity falls on a day that is not a Business Day, the payment of the principal of and interest on this Note due on such Maturity will be paid on the next succeeding Business Day with the same force and effect as if paid on such Maturity, and no interest shall accrue with respect to such payment for the period from and after such Maturity.

      Payments of principal of and interest on this Note shall be made in such coin or currency of the United States as at the time of payment is legal tender for the payment of public and private debts at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York and at such additional places as the Company may designate from time to time; provided, however, that payments of interest on this Note, other than interest payable at Maturity, may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Notwithstanding the foregoing, a Holder of $10,000,000 or more in aggregate principal amount of Notes which pay interest on the same Interest Payment Dates shall be entitled, by notice to the Trustee on or before the Regular Record Date preceding an Interest Payment Date, to receive payments of interest on all such Notes held by such Holder on such Interest Payment Date, and on all subsequent Interest Payment Dates until written notice to the contrary is given to the Trustee, by wire transfer of immediately available funds to an account maintained by such Holder with a depository institution located in the United States, provided such depository institution shall have appropriate facilities therefor.

      The principal of and interest on this Note due at any Maturity will be paid against presentation and surrender of this Note at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York or at such additional places as the Company may designate from time to time, and will be paid by wire transfer of immediately available funds if the Trustee shall have received appropriate wire instructions not later than the close of business at least two Business Days prior to the related Maturity.

      As used herein, "Business Day" means any day that is not a Saturday or Sunday and that in New York, New York or Los Angeles, California is not a day on which banking institutions are authorized or obligated by law to close, and in the case of a Note for which LIBOR is the Base Rate or a Base Rate, as indicated above, is also a London Business Day. As used herein, "London Business Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

      Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. References herein to "this Note", "hereof", "herein" and comparable terms shall include an Addendum hereto if an Addendum is specified above.

      Unless the certificate of authentication hereon has been executed by the Trustee under the Indenture referred to on the reverse hereof by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, and its corporate seal (or a facsimile thereof) to be imprinted hereon.

[SEAL]


                                    SOUTHERN CALIFORNIA GAS COMPANY

                                    By:
                                         --------------------------
                                                  Ralph Todaro
                                            Vice President-Finance
                                                and Controller
                                    By:
                                         --------------------------
                                                 Thomas Sanger
                                                   Secretary

                                REVERSE OF NOTE

                      SOUTHERN CALIFORNIA GAS COMPANY
                               MEDIUM-TERM NOTE
                                (FLOATING RATE)

      This Note is one of a duly authorized series of Securities of the Company issued and to be issued under an Indenture dated as of May 1, 1989, as amended and supplemented by a First Supplemental Indenture dated as of October 1, 1992 (the Indenture, as amended and supplemented by such First Supplemental Indenture, is hereinafter referred to as the "Indenture"), between the Company and Citibank, N.A., as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series of Securities designated as "Medium-Term Notes" and herein referred to as the "Notes."

      This Note will not have a sinking fund and, unless otherwise provided on the face hereof, is not redeemable or repayable prior to the Stated Maturity stated on the face hereof. The Indenture provides for its satisfaction and discharge, and for the defeasance of the Notes, in certain circumstances.

      This Note may be subject to repayment at the option of the Holder on any Optional Repayment Date(s), if any, indicated on the face hereof. If no Optional Repayment Date(s) are set forth on the face hereof, this Note may not be so repaid at the option of the Holder hereof prior to the Stated Maturity specified on the face hereof. On any Optional Repayment Date, if any, this Note shall be repayable, in whole or in part, in increments of $1,000 in principal amount (provided that any remaining principal hereof shall be an authorized denomination) at the option of the Holder hereof at a repayment price equal to 100% of the principal amount to be repaid, together with interest accrued on the principal amount to be repaid to the date of repayment. For this Note to be repaid in whole or in part at the option of the Holder hereof, this Note must be received by the Trustee, with the form entitled "Option to Elect Repayment" below duly completed, at Citibank, N.A., 111 Wall Street, 15th Floor, Corporate Trust Services, Attention: Issuance and Transfer, New York, New York 10043, or at such other address of which the Company shall from time to time notify the Holders of the Notes, not more than 60 nor less than 30 days prior to the related Optional Repayment Date. Exercise of such repayment option by the Holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note or Notes with identical terms for the unpaid portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

      If so provided on the face of this Note, this Note may be redeemed by the Company on any date (each, a "Redemption Date") on and after the Initial Redemption Date, if any, indicated on the face hereof. If no Initial Redemption Date is set forth on the face hereof, this Note may not be redeemed prior to its Stated Maturity. On and after the Initial Redemption Date, if any, this Note may be redeemed at any time in whole or from time to time in part in increments of $1,000 in principal amount (provided that any remaining principal hereof shall be an authorized denomination) at the option of the Company at the applicable Redemption Price (as defined below), together with interest accrued on the principal amount to be redeemed to the Redemption Date, on notice to the Holder of this Note as provided below. In the event of redemption of this Note in part only, a new Note with identical terms for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

      The "Redemption Price" referred to above shall initially be the Initial Redemption Percentage, if any, specified on the face hereof of the principal amount of this Note to be redeemed and, if the Initial Redemption Percentage is greater than 100%, shall decline at each anniversary of the Initial Redemption Date, if any, shown on the face hereof by the Annual Redemption Percentage Reduction, if any, specified on the face hereof of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

      Notice of redemption of this Note shall be given to the Holder hereof in the manner provided in the Indenture not less than 30 nor more than 60 days prior to the date fixed for redemption.

      This Note will bear interest at the rate determined by reference to the Base Rate (or the lowest of two or more specified Base Rates) shown on the face hereof (i) plus or minus the Spread, if any, specified on the face hereof and/or
(ii) multiplied by the Spread Multiplier, if any, specified on the face hereof. Commencing on the Initial Interest Reset Date specified on the face hereof, the rate at which interest on this Note is payable shall be reset daily, weekly, monthly, quarterly, semiannually or annually (as shown on the face hereof under Interest Rate Reset Period) as of each Interest Reset Date specified on the face hereof. If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding day that is a Business Day, except that in the case of a Note for which LIBOR is the Base Rate or a Base Rate, if such next succeeding Business Day falls in the next succeeding calendar month, such Interest

Reset Date shall be the next preceding day that is a Business Day.

      Unless otherwise specified above, interest payable on this Note on any Interest Payment Date or Maturity shall be the amount of interest accrued from and including the next preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including the Original Issue Date specified on the face hereof if no interest has been paid or duly provided for with respect to this Note), to but excluding the relevant Interest Payment Date or Maturity, as the case may be; PROVIDED, HOWEVER, that if the Interest Rate Reset Period with respect to this Note is daily or weekly, interest payable on any Interest Payment Date will include interest accrued from but excluding the Regular Record Date to which interest has been paid or duly provided for (or from and including the Original Issue Date specified on the face hereof if no interest has been paid or duly provided for with respect to this Note) through and including the Regular Record Date next preceding such Interest Payment Date, except that interest payable at Maturity will include interest accrued to but excluding such Maturity.

      Accrued interest hereon shall be an amount calculated by multiplying the principal amount hereof by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factor calculated for each day in the period for which interest is being calculated. The interest factor for each such day shall be computed by (i) dividing the interest rate applicable to such day by 360 if the Day Count Convention specified on the face hereof is "Actual/360" for the period specified thereunder, (ii) dividing the interest rate applicable to such day by the actual number of days in the year (for a leap year, the actual number of days in the year will be 366 and all other years will have 365 days) if the Day Count Convention specified on the face hereof is "Actual/Actual" for the period specified thereunder, or (iii) multiplying the interest rate for that day by the result of 30 divided by 360 and then dividing that number by the actual number of days in the month in which the day falls for which interest is being calculated if the Day Count Convention specified on the face hereof is "30/360" for the period specified thereunder. The interest factor for Notes for which the interest rate is calculated with reference to the lowest of two or more Base Rates will be calculated in each period in the same manner as if only the lowest of the applicable Base Rates applied.

      The interest rate in effect on this Note on each day shall be (a) if such day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date (as defined below) pertaining to such Interest Reset Date or
(b) if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date pertaining to the next preceding Interest Reset Date, provided that (i) the interest rate in effect from the Original Issue Date specified on the face hereof to the Initial Interest Reset Date specified on the face hereof shall be the Initial Interest Rate specified on the face hereof, and (ii) the interest rate in effect for the ten days immediately prior to any Maturity shall, as to the principal amount due at such Maturity, be the rate in effect on the tenth day preceding such Maturity.

      The Interest Determination Date with respect to the CD Rate, the Commercial Paper Rate, the Federal Funds Rate, the Prime Rate, the CMT Rate and the J.J. Kenny Rate (as such terms are defined below) shall be the second Business Day preceding each Interest Reset Date. The Interest Determination Date with respect to LIBOR (as defined below) shall be the second London Business Day preceding each Interest Reset Date. The Interest Determination Date with respect to the Treasury Rate (as defined below) shall be the day of the week in which the Interest Reset Date falls on which Treasury Bills (as defined below) normally would be auctioned; PROVIDED, HOWEVER, that if as a result of a legal holiday an auction is held on the Friday of the week preceding the Interest Reset Date, the related Interest Determination Date shall be such preceding Friday; and PROVIDED, FURTHER, that if an auction shall fall on any Interest Reset Date then the Interest Reset Date shall instead be the first Business Day following such auction. If the interest rate of this Note is determined with reference to the lowest of two or more Base Rates, the Interest Determination Date pertaining to this Note will be the first Business Day which is at least two Business Days prior to the Interest Reset Date on which each such Base Rate shall be determinable. Each Base Rate shall be determined and compared on such date, and the applicable interest rate shall take effect on the related Interest Reset Date.

      Unless otherwise specified above, the "Calculation Date" pertaining to any Interest Determination Date shall be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day and (ii) the Business Day preceding the applicable Interest Payment Date or Maturity, as the case may be.

      All percentages resulting from any calculation on this Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) will be rounded upward to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation on this Note will be rounded to the nearest cent (with one-half cent being rounded upward).

      Except as specified on the face hereof or in an Addendum (if any) hereto, the Base Rate or Rates on this Note shall be determined in accordance with the provisions of the applicable heading below:

      DETERMINATION OF CD RATE.  The CD Rate means, with respect to any
Interest Determination Date relating to a Note for which the Base Rate is the CD Rate or any Interest Determination Date for a Note for which the interest rate is determined with reference to the CD Rate (a "CD Interest Determination Date"), the rate on such day for negotiable certificates of deposit having the Index Maturity specified on the face hereof as published in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication ("H.15(519)") under the heading "CDs (Secondary Market)", or, if not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such CD Interest Determination Date, the CD Rate will be the rate on such CD Interest Determination Date for negotiable certificates of deposit of the Index Maturity specified on the face hereof as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for U.S. Government Securities" or any successor publication ("Composite Quotations") under the heading "Certificates of Deposit". If such rate is not yet published in either H.15(519) or the Composite Quotations by 3:00 P.M., New York City time, on such Calculation Date, then the CD Rate on such CD Interest Determination Date will be calculated by the calculation agent specified on the face hereof or any successor in such capacity (the "Calculation Agent") and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Interest Determination Date, of three leading nonbank dealers in negotiable United States Dollar certificates of deposit in New York, New York selected by the Calculation Agent (after consultation with the Company) for negotiable certificates of deposit of major United States money market banks of the highest credit standing in the market for negotiable certificates of deposit with a remaining maturity closest to the Index Maturity specified on the face hereof in the denomination of $5,000,000; PROVIDED, HOWEVER, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as described above, the CD Rate in effect for the applicable period will be the CD Rate in effect on such CD Interest Determination Date.

      DETERMINATION OF COMMERCIAL PAPER RATE. The Commercial Paper Rate means, with respect to any Interest Determination Date relating to a Note for which the Base Rate is the Commercial Paper Rate or any Interest Determination Date for a Note for which the interest rate is determined with reference to the Commercial Paper Rate (a "Commercial Paper Interest Determination Date"), the Money Market Yield (as defined below) on such date of the rate for commercial paper having the Index Maturity specified on the face hereof as such rate shall be published in H.15(519) under the heading "Commercial Paper". In the event such rate is not published prior to 3:00 P.M., New York City time, on the Calculation Date pertaining to such Commercial Paper Interest

Determination Date, then the Commercial Paper Rate will be the Money Market Yield on such Commercial Paper Interest Determination Date of the rate for commercial paper of the Index Maturity shown on the face hereof as published in Composite Quotations under the heading "Commercial Paper". If by 3:00 P.M., New York City time, on such Calculation Date such rate is not published in either H.15(519) or Composite Quotations, then the Commercial Paper Rate will be calculated by the Calculation Agent and will be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 A.M., New York City time, on such Commercial Paper Interest Determination Date, of three leading dealers of commercial paper in New York, New York selected by the Calculation Agent (after consultation with the Company) for commercial paper of the Index Maturity specified on the face hereof placed for an industrial issuer whose bond rating is "AA", or the equivalent, from a nationally recognized statistical rating agency; PROVIDED, HOWEVER, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate in effect for the applicable period will be the Commercial Paper Rate in effect on such Commercial Paper Interest Determination Date.

      "Money Market Yield" shall be the yield calculated in accordance with the following formula:

      Money Market Yield =       D X 360
                              ---------------- x 100
                               360 - (D x M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal and "M" refers to the actual number of days in the period for which interest is being calculated.

      DETERMINATION OF FEDERAL FUNDS RATE. The Federal Funds Rate means, with respect to any Interest Determination Date relating to a Note for which the Base Rate is the Federal Funds Rate or any Interest Determination Date for a Note for which the interest rate is determined with reference to the Federal Funds Rate (a "Federal Funds Rate Interest Determination Date"), the rate of interest on that date for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)" or, if not so published by 3:00 P.M., New York City time on the Calculation Date pertaining to such Federal Funds Rate Interest Determination Date, the Federal Funds Rate will be the rate on such Federal Funds Rate Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate". If such rate is not published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on such Calculation Date, the Federal Funds Rate for such Federal Funds Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in New York, New York selected by the Calculation Agent (after consultation with the Company) as of 9:00 A.M., New York City time, on such Federal Funds Rate Interest Determination Date; PROVIDED, HOWEVER, that if the brokers selected as aforesaid by the Calculation Agent are not quoting as described in this sentence, the Federal Funds Rate in effect for the applicable period will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

      DETERMINATION OF LIBOR. LIBOR will be determined by the Calculation Agent in accordance with the following provisions:

          (i) With respect to an Interest Determination Date relating to a LIBOR Note or any Floating Rate Note for which the interest rate is determined with reference to LIBOR (a "LIBOR Interest Determination Date"), LIBOR will be either: (a) if "LIBOR Reuters" is specified on the face of this Note, the arithmetic mean of the offered rates (unless the specified Designated LIBOR Page (as defined below) by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the Index Currency (as defined below) having the Index Maturity designated on the face of this Note, commencing on the second London Business Day immediately following that LIBOR Interest Determination Date, that appear on the Designated LIBOR Page as of 11:00 A.M. London time, on that LIBOR Interest Determination Date, if at least two such offered rates appear (unless, as aforesaid, only a single rate is required) on such Designated LIBOR Page, or (b) if "LIBOR Telerate" is specified on the face of this Note, the rate for deposits in the Index Currency having the Index Maturity designated on the face of this Note commencing on the second London Business Day immediately following that LIBOR Interest Determination Date that appears on the Designated LIBOR Page as of 11:00 A.M. London time, on that LIBOR Interest Determination Date. If fewer than two offered rates appear, or no rate appears, as applicable, LIBOR in respect of the related LIBOR Interest Determination Date will be determined as if the parties had specified the rate described in clause (ii) below.

          (ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the applicable Designated LIBOR Page as specified in clause (i) above, the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity designated on the face of this Note, commencing on the second London Business Day immediately following such

     LIBOR Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time. If at least two such quotations are provided, LIBOR determined on such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR determined on such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 AM. (or such other time specified in an Addendum to this Note), in the applicable Principal Financial Center (as defined below), on such LIBOR Interest Determination Date by three major banks in such Principal Financial Center selected by the Calculation Agent for loans in the Index Currency to leading European banks, having the Index Maturity designated on the face of this Note and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined on such LIBOR Interest Determination Date will be LIBOR in effect on such LIBOR Interest Determination Date.

      "Index Currency" means the currency (including composite currencies) specified on the face of this Note as the currency for which LIBOR shall be calculated. If no such currency is specified on the face of this Note, the Index Currency shall be U.S. Dollars.

      "Designated LIBOR Page" means either (a) if "LIBOR Reuters" is designated on the face of this Note, the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency, or (b) if "LIBOR Telerate" is designated on the face of this Note, the display on the Dow Jones Telerate Service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency. If neither LIBOR Reuters nor LIBOR Telerate is specified on the face of this Note, LIBOR for the applicable Index Currency will be determined as if LIBOR Telerate (and, if U.S. Dollars is the Index Currency, LIBO Page 3750) had been specified.

      "Principal Financial Center" will generally be the capital city of the country of the specified Index Currency, except that with respect to U.S. dollars, Deutsche marks, Dutch guilders, Italian lire, Swiss francs and ECUs, the Principal Financial Center shall be The City of New York, Frankfurt, Amsterdam, Milan, Zurich and Luxembourg, respectively.

      DETERMINATION OF PRIME RATE. The Prime Rate means, with respect to any Interest Determination Date relating to a Note for which the Base Rate is the Prime Rate or any Interest Determination Date for a Note for which the interest rate is determined with reference to the Prime Rate (a "Prime Rate Interest Determination Date"), the rate set forth on such date in
H.15 (519) under the heading "Bank Prime Loan". In the event that such rate is not published prior to 9:00 A.M., New York City time, on the Calculation Date pertaining to such Prime Rate Interest Determination Date, then the Prime Rate will be determined by the Calculation Agent and will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen NYMF Page (as defined below) as such bank's prime rate or base lending rate as in effect for that Prime Rate Interest Determination Date. If fewer than four such rates appear on the Reuters Screen NYMF page for such Prime Rate Interest Determination Date, the Prime Rate will be determined by the Calculation Agent and will be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in such year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date by three major money center banks in The City of New York as selected by the Calculation Agent (after consultation with the Company). If fewer than three quotations are provided by such major money center banks, the Prime Rate shall be calculated by the Calculation Agent and shall be determined as the arithmetic mean of the prime rates so quoted in The City of New York on such date by the three substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, having total equity capital of at least $500,000,000 and being subject to supervision or examination by a Federal or State authority, selected by the Calculation Agent (after consultation with the Company); PROVIDED, HOWEVER, that if the substitute banks selected as aforesaid by the Calculation Agent are not quoting rates as set forth in this sentence, the Prime Rate in effect for the applicable period will be the Prime Rate determined on the immediately preceding Prime Rate Interest Determination Date. "Reuters Screen NYMF Page" means the display designated as page "NYMF" on the Reuters Monitor Money Rates Service (or such other page as may replace the NYMF Page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

      DETERMINATION OF TREASURY RATE. The Treasury Rate means, with respect to any Interest Determination Date relating to a Note for which the Base Rate is the Treasury Rate or any Interest Determination Date for a Note for which the interest rate is determined with reference to the Treasury Rate (a "Treasury Rate Interest Determination Date"), the rate applicable to the most recent auction of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified on the face hereof, as such rate is published in H.15(519) under the heading "Treasury Bills -- auction average (investment)" or, if not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Treasury Rate Interest

Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury Bills having the Index Maturity specified on the face hereof are not reported as provided by 3:00 P.M., New York City time, on such Calculation Date, or if no such auction is held in a particular week, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Rate Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent (after consultation with the Company), for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified on the face hereof; PROVIDED, HOWEVER, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as described above, the Treasury Rate in effect for the applicable period will be the Treasury Rate then in effect on such Treasury Rate Interest Determination Date.

      DETERMINATION OF CMT RATE. CMT Rate means, with respect to any Interest Determination Date relating to a CMT Rate Note or any Floating Rate Note for which the interest rate is determined with reference to the CMT Rate (a "CMT Rate Interest Determination Date"), the rate displayed on Telerate Page 7059 for "Daily Treasury Constant Maturities and Money Markets ... Federal Reserve Board Release H.15 ... Mondays approximately 3:45 P.M. EDT," under the heading "10 Year" for the last New York Business Day in the "Current Week" section as of the applicable CMT Rate Interest Determination Date or such other page as may replace that page on such service for the purpose of displaying rates or prices comparable to the CMT Rate, as determined by Calculation Agent. If such rate is no longer displayed, then the CMT Rate for such Interest Reset Date will be such 10-year Treasury Constant Maturity rate (or other 10-year United States Treasury rate) for the CMT Rate Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on Telerate Page 7059 and published in H.15(519). If such information is not provided, then the CMT Rate for the Interest Reset Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing bid side prices as of approximately
3:30 P.M. (New York City time) on the CMT Rate Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers

(each, a "Reference Dealer") in The City of New York selected by the Calculation Agent, for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Note") with an original maturity of approximately ten years and a remaining term to maturity of not less than nine years. If the Calculation Agent cannot obtain three such Treasury Note quotations, the CMT Rate for such Interest Reset Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market bid side prices as of approximately 3:30 P.M. (New York City time) on the CMT Rate Interest Determination Date of three reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest), for Treasury Notes with an original maturity of approximately thirty years and a remaining term to maturity closest to ten years. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the bid prices obtained and neither the highest nor lowest of such quotes will be eliminated. If fewer than three Reference Dealers selected by the Calculation Agent are quoting as described herein, the CMT Rate will be the CMT Rate in effect on such CMT Rate Interest Determination Date. If two Treasury Notes with an original maturity of approximately thirty years have remaining terms to maturity equally close to ten years, the quotes for the Treasury Note with the shorter remaining term to maturity will be used.

      For purposes of the above, the term "New York Business Day" means any other day other than a Saturday or Sunday or a day on which banking institutions in The City of New York are authorized or required by law or executive order to close.

      DETERMINATION OF J.J. KENNY RATE NOTES. J.J. Kenny Rate means, with respect to any Interest Determination Date relating to a J.J. Kenny Rate Note or any Floating Rate Note for which the interest rate is determined with reference to the J.J. Kenny Rate (a "J.J. Kenny Rate Interest Determination Date"), the rate in the high grade weekly index (the "Weekly Index") on such date made available by Kenny Information Systems ("Kenny") to the Calculation Agent. The Weekly Index is, and shall be, based upon 30-day yield evaluations at par of bonds, the interest of which is exempt from federal income taxation under the Internal Revenue Code of 1986, as amended (the "Code"), of not less than five high grade component issuers selected by Kenny which shall include, without limitation, issuers of general obligation bonds. The specific issuers included among the component issuers may be changed from time to time by Kenny in its discretion. The bonds on which the Weekly Index is based shall not include any bonds on which the interest is subject to a minimum tax or similar tax under the Code, unless all tax-exempt bonds are subject to such tax. In the event Kenny ceases to make available such Weekly Index, a successor indexing agent will be selected by the Company, such index to reflect the prevailing rate for bonds rated in the highest short-term rating category by Moody's Investors Service, Inc. and Standard & Poor's Corporation in respect of issuers most closely resembling the high grade component issuers selected by Kenny for its Weekly Index, the interest on which is (A) variable on a weekly basis, (B) exempt from federal income taxation under the Code, and (C) not subject to a minimum tax or similar tax under the Code, unless all tax-exempt bonds are subject to such tax. If such successor indexing agent is not available, the rate for any J.J. Kenny Rate Interest Determination Date shall be 67% of the rate determined as if the Treasury Rate option had been originally selected.

      Anything herein to the contrary notwithstanding, (i) the interest rate in effect with respect to this Note from time to time shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified on the face hereof and (ii) the interest rate hereon will in no event be higher than the maximum rate permitted from time to time by New York law, as the same may be modified by United States law of general application.

      The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before each Calculation Date. At the request of the Holder hereof, the Calculation Agent will provide to the Holder hereof the interest rate hereon then in effect and, if determined, the interest rate which will become effective as of the next Interest Reset Date.

      Any provision contained herein with respect to the calculation of the rate of interest applicable to this Note, its payment dates or any other matter relating hereto may be modified as specified in an Addendum hereto if so specified on the face hereof.

      If an Event of Default with respect to the Notes shall occur and be continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes may declare the principal of all the Notes due and payable immediately in the manner and with the effect provided in the Indenture.

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected thereby at any time by the Company and the Trustee with the consent of the Holders of 66-2/3% in aggregate principal amount of the Outstanding Securities of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

      No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place and rate, and in the coin or currency, herein prescribed.

      As provided in the Indenture, and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount and having the identical terms and provisions, will be issued to the designated transferee or transferees.

      The Notes are issuable only in registered form without coupons in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture, and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes having identical terms and provisions, in authorized denominations, as requested by the Holder surrendering the same.

      No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

      Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest on this Note and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Company on Company Request or (if then held by the Company) shall be discharged from such trust, and the Holder of this Note shall thereafter look only to the Company for payment thereof, all as provided in the Indenture.

      The Notes shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State.

      All capitalized terms used in this Note and not defined herein which are defined in the Indenture shall have the meanings assigned to them in the Indenture. All references in this Note to "principal" shall be deemed to mean and include "and premium, if any".

                          OPTION TO ELECT REPAYMENT

      The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion hereof specified below) pursuant to its terms on ____________ at a price equal to the principal amount of this Note to be repaid, together with interest accrued on the principal amount to be repaid to the repayment date, by payment to the undersigned, at



- - - --------------------------------------------------------------------------------
        (Please print or type the name and address of the undersigned)

      For this Note to be repaid, the Trustee must receive at Citibank, N.A., 111 Wall Street, 15th Floor, Corporate Trust Services, Attention: Issuance and Transfer, New York, New York 10043, or at such other address of which the Company shall from time to time notify the Holder of this Note, not more than 60 nor less than 30 days prior to an Optional Repayment Date, if any, shown on the face of this Note, this Note with this "Option to Elect Repayment" form duly completed.

      If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be in increments of $1,000 in principal amount) which the Holder elects to have repaid (in the absence of any such specification, the entire principal amount hereof will be repaid) and specify the denomination or denominations (which shall be $1,000 or in multiples thereof in excess of $1,000) of the Note or Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).

                                    -------------------------------------
$_____________________              NOTICE:  The signature on this
(Specify portion to be              Option to Elect Repayment must
repaid, if less than                correspond with the name as written
the entire principal                upon the face of this Note in every
amount of this Note)                particular, without alteration or
                                    enlargement or any change whatsoever.

$_____________________              Date: _________________
(Specify denomination or
denominations of Note or
Notes to be issued for the
portion, if any, of this
Note not being repaid)

                                ABBREVIATIONS


      The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

      TEN COM--as tenants in common

      UNIF TSFR (GIFT) MIN ACT--____________Custodian__________ --
                                  (Cust)               (Minor)

                 Under Uniform Transfer (Gifts) to Minors Act

                      __________________________________
                                    (State)

      TEN ENT--   as tenants by the entirety
      JT TEN--    as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

                                 ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


Please Insert Social Security or Other
  Identifying Number of Assignee:

___________________________

- - - --------------------------------------------------------------------------------
                  PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS,
                        INCLUDING ZIP CODE OF ASSIGNEE:

- - - --------------------------------------------------------------------------------

- - - --------------------------------------------------------------------------------

- - - --------------------------------------------------------------------------------

the within Note and all rights thereunder, hereby irrevocably constituting and appointing ___________________________________________________________________
__________________________________________________ attorney to transfer said
Note on the books of the Company, with full power of substitution in the premises.

Dated:_________________________           --------------------------------------
                                          NOTICE:  The signature to this
                                          assignment must correspond with the
                                          name as written upon the face of the
                                          within instrument in every particular,
                                          without alteration or enlargement or
                                          any change whatsoever.